Exhibit 99.1

MidCap Financial Investment Corporation

Reports Financial Results for the Quarter Ended September 30, 2023 and

Announces Merger Agreements with

Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc.

Results for the Quarter Ended September 30, 2023 and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.43, compared to $0.44 for the quarter ended June 30, 2023

•

Net asset value per share as of the end of the quarter was $15.28, compared to $15.20 as of June 30, 2023, an increase of $0.08 per share primarily due to net investment income in excess of the dividend

•	New investment commitments made during the quarter totaled $20 million(1)

•	Gross fundings excluding revolver fundings, totaled $16 million and net repayments including revolvers, totaled $43 million for the quarter

•	Net leverage(2) was 1.40x as of September 30, 2023

•	Declared a dividend of $0.38 per share for the quarter ending September 30, 2023(3)

•	On November 2, 2023, the Company completed its inaugural Collateralized Loan Obligation (“CLO”) transaction, MFIC Bethesda CLO 1 LLC, a $402 million CLO which is secured by middle market loans

•

On November 7, 2023, the Company announced that it has entered into two separate merger agreements with Apollo Senior Floating Ratio Fund Inc. (NYSE: AFT) and Apollo Tactical Fund Inc. (NYSE: AIF) (the “Mergers”)(4)

New York, NY — November 7, 2023 — MidCap Financial Investment Corporation (NASDAQ: MFIC) or the “Company,” today announced financial results for its quarter ended September 30, 2023. The Company’s net investment income was $0.43 per share for the quarter ended September 30, 2023, compared to $0.44 per share for the quarter ended June 30, 2023. The Company’s net asset value (“NAV”) was $15.28 per share as of September 30, 2023, compared to $15.20 as of June 30, 2023.

On November 7, 2023, the Board of Directors (the “Board”) declared a dividend of $0.38 per share payable on December 28, 2023 to shareholders of record as of December 12, 2023.

Mr. Tanner Powell, the Company’s Chief Executive Officer commented, “We are pleased to report another strong quarter of results as well as some key strategic initiatives. We are excited to announce transformative merger agreements with two funds managed by Apollo which, if both mergers successfully close, will grow MFIC’s net assets by over 40% and will enhance economics for our shareholders. We closed our first CLO transaction which priced favorably compared to other recent middle market CLO’s, a reflection of the strong quality of our corporate lending assets.” Mr. Powell continued, “We also reported a good quarter including strong net investment income, an increase in net asset value, and continued stable credit quality. It is clear from these results that we are reaping the rewards of our multi-year focus on investing in true first lien middle market loans sourced by MidCap Financial, a leading middle market lender managed by Apollo.”

Mr. Gregory W. Hunt, the Company’s Chief Financial Officer, said, “We are pleased to announce MFIC’s first CLO transaction which closed in early November which enhances our liquidity position with long-term financing and diversifies our sources of funding at an attractive all-in cost. We benefited from MidCap Financial and Apollo Global’s experience in CLO management and structuring.”

(1)	Commitments made for the corporate lending portfolio.
(2)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

(3)	The dividend is payable on December 28, 2023 to stockholders of record on December 12, 2023.
(4)

The Company has issued a separate press release and posted a presentation on its website which provide additional detail on the merger announcement. The Company’s Joint Proxy Statement (as defined below) and Registration Statement (as defined below) that it will file with the SEC in the coming weeks will also contain important information on the Mergers.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Total assets	$2.46	$2.50	$2.49	$2.53	$2.57
Investment portfolio (fair value)	$2.37	$2.41	$2.39	$2.40	$2.46
Debt outstanding	$1.43	$1.48	$1.47	$1.48	$1.50
Net assets	$0.99	$0.99	$0.99	$0.99	$1.01
Net asset value per share	$15.28	$15.20	$15.18	$ 15.10	$15.45
Debt-to-equity ratio	1.44 x	1.49 x	1.48 x	1.50 x	1.49 x
Net leverage ratio (1)	1.40 x	1.45 x	1.41 x	1.41 x	1.42 x

(1)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)*	2023	2022	2023	2022
Investments made in portfolio companies	$30.3	$113.0	$283.0	$560.8
Investments sold	—	—	—	(9.7)

Net activity before repaid investments	30.3	113.0	283.0	551.1
Investments repaid	(72.9)	(196.0)	(323.7)	(644.6)

Net investment activity	$(42.6)	$(82.9)	$(40.7)	$(93.5)

Portfolio companies, at beginning of period	150	140	135	139
Number of investments in new portfolio companies	2	1	22	14
Number of exited companies	(3)	(5)	(8)	(17)

Portfolio companies at end of period	149	136	149	136

Number of investments in existing portfolio companies	32	51	68	82

*	Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)*	2023	2022	2023	2022
Net investment income	$27.9	$22.6	$86.2	$73.0

Net realized and change in unrealized gains (losses)	2.1	(6.6)	(0.7)	(47.1)

Net increase in net assets resulting from operations	$30.0	$16.0	$85.5	$25.9

(per share)* (1)
Net investment income on per average share basis	$0.43	$0.35	$1.32	$1.14

Net realized and change in unrealized gain (loss) per share	0.03	(0.10)	(0.01)	(0.74)

Earnings per share — basic	$0.46	$0.25	$1.31	$0.40

*	Totals may not foot due to rounding.
(1)	Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM *

During the three months ended September 30, 2023, the Company did not repurchase any shares.

Since the inception of the share repurchase program and through November 6, 2023, the Company repurchased 15,593,120 shares at a weighted average price per share of $15.91, inclusive of commissions, for a total cost of $248.1 million, leaving a maximum of $26.9 million available for future purchases under the current Board authorization of $275 million.

*	Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of September 30, 2023, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $3.4 million, totaled $1.438 billion which was comprised of $350 million of Senior Unsecured Notes (the “2025 Notes”) which will mature on March 3, 2025, $125 million of Unsecured Notes (the “2026 Notes”) which will mature on July 16, 2026 and $962.9 million outstanding under the multi-currency revolving credit facility (the “Facility”). As of September 30, 2023, $60.6 million in standby letters of credit were issued through the Facility. The available remaining capacity under the Facility was $681.6 million as of September 30, 2023, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

On November 2, 2023, the Company completed a $402.36 million term debt securitization (the “2023 Debt Securitization”), a form of secured financing incurred by MFIC Bethesda CLO 1 LLC (the “CLO Issuer”), an indirect wholly owned, consolidated subsidiary of the Company. The notes offered by the CLO Issuer in connection with the 2023 Debt Securitization consist of $232 million of AAA(sf) Class A-1 Senior Secured Floating Rate Notes due 2035, which bear interest at the three-month SOFR plus 2.40%, $16 million of AAA(sf) Class A-2 Senior Secured Floating Rate Notes due 2035, which bear interest at three-month SOFR plus 2.90% and $154.36 million of Subordinated notes due 2135, which do not bear interest. The notes offered in the transaction (the “Notes”) are structured as follows:

Class	Par Amount ($ in millions)	% of Capital Structure	Coupon	Expected Rating (S&P/Fitch)	Price
Class A-1 Notes	$232.00	57.7%	3-month SOFR+ 2.40%	AAA/AAA	100.00%
Class A-2 Notes	16.00	4.0%	3-month SOFR+ 2.90%	AAA/-	100.00%
Subordinated Notes	154.36	38.4%	N/A	NR	100.00%

Total	$402.36

The 2023 Debt Securitization is backed by a diversified portfolio of middle-market commercial loans, which the CLO Issuer purchased from the Company pursuant to a loan sale agreement entered into on the closing date of the 2023 Debt Securitization using the proceeds of the 2023 Debt Securitization. The Company retained all Class A-2 Notes and all Subordinated Notes and the proceeds from the CLO transaction were used to repay borrowings under the Company’s Facility. The Company serves as collateral manager to the CLO Issuer, Deutsche Bank Securities Inc. acted as initial purchaser and Apollo Global Securities, LLC acted as placement agent.

CONFERENCE CALL / WEBCAST AT 8:30 AM EST ON NOVEMBER 8, 2023

The Company will host a conference call on Wednesday, November 8, 2023, at 8:30 a.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (800) 274-8461 approximately 5-10 minutes prior to the call; international callers should dial (203) 518-9848. Participants should reference either MidCap Financial Investment Corporation Earnings or Conference ID: MFIC1108 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through November 29, 2023, by dialing (888) 566-0184; international callers should dial (402) 351-0788. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com.

SUPPLEMENTAL INFORMATION

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.midcapfinancialic.com.

Our portfolio composition and weighted average yields as of September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022, and September 30, 2022 were as follows:

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Portfolio composition, at fair value:
First lien secured debt	88%	88%	89%	89%	87%
Second lien secured debt	3%	3%	3%	3%	4%

Total secured debt	91%	91%	92%	92%	91%
Unsecured debt	—%	0%	0%	0%	—%
Structured products and other	2%	2%	0%	0%	0%
Preferred equity	1%	1%	2%	2%	2%
Common equity/interests and warrants	6%	6%	6%	6%	7%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	11.9%	11.7%	11.4%	10.8%	9.6%
Second lien secured debt (2)	14.4%	14.2%	13.7%	13.2%	11.8%
Total secured debt (2)	12.0%	11.8%	11.4%	10.9%	9.6%
Unsecured debt portfolio (2)	—%	10.0%	10.0%	10.0%	—%
Total debt portfolio (2)	12.0%	11.8%	11.4%	10.9%	9.6%
Total portfolio (3)	10.1%	10.0%	9.7%	9.3%	8.0%
Interest rate type, at fair value (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.0 billion	$2.1 billion	$2.1 billion	$2.0 billion	$2.0 billion
Fixed rate, as percentage of total	0%	0%	0%	0%	1%
Floating rate, as percentage of total	100%	100%	100%	100%	99%
Interest rate type, at amortized cost (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.1 billion	$2.1 billion	$2.1 billion	$2.0 billion	$2.0 billion
Fixed rate, as percentage of total	0%	0%	0%	0%	1%
Floating rate, as percentage of total	100%	100%	100%	100%	99%

(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)	Exclusive of investments on non-accrual status.
(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.
(4)	The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation and investments on non-accrual status.

MIDCAP FINANCIAL INVESTMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES

(In thousands, except share and per share data)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,043,931 and $2,019,573, respectively)	$1,967,203	$1,960,199
Non-controlled/affiliated investments (cost — $132,431 and $121,307, respectively)	76,960	49,141
Controlled investments (cost — $400,921 and $466,294, respectively)	324,945	388,780
Cash and cash equivalents	42,951	84,713
Foreign currencies (cost — $229 and $2,404, respectively)	199	2,378
Receivable for investments sold	264	3,100
Interest receivable	20,406	17,169
Dividends receivable	1,328	4,836
Deferred financing costs	20,645	13,403
Prepaid expenses and other assets	170	1,797

Total Assets	$2,455,071	$2,525,516

Liabilities
Debt	$1,434,497	$1,483,394
Payable for investments purchased	—	—
Distributions payable	—	24,217
Management and performance-based incentive fees payable	10,291	9,060
Interest payable	4,871	13,546
Accrued administrative services expense	2,601	748
Other liabilities and accrued expenses	5,966	6,445

Total Liabilities	$1,458,226	$1,537,410

Commitments and contingencies (Note 8)

Net Assets	$996,845	$988,106

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 65,253,275 and 65,451,359 shares issued and outstanding, respectively)	$65	$65
Capital in excess of par value	2,104,823	2,107,120
Accumulated under-distributed (over-distributed) earnings	(1,108,043)	(1,119,079)

Net Assets	$996,845	$988,106

Net Asset Value Per Share	$15.28	$15.10

MIDCAP FINANCIAL INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$61,939	$46,762	$183,718	$132,528
Dividend income	104	31	242	57
PIK interest income	447	371	1,115	1,016
Other income	275	1,223	3,243	2,802
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	284	58	843	154
Dividend income	636	220	704	862
PIK interest income	32	20	92	58
Other income	—	—	—	—
Controlled investments:
Interest income (excluding PIK interest income)	4,458	9,498	13,494	27,713
Dividend income	—	—	—	—
PIK interest income	—	465	869	1,362
Other income	—	237	250	477

Total Investment Income	$68,175	$58,885	$204,570	$167,029

Expenses
Management fees	$4,374	$8,914	$12,972	$26,801
Performance-based incentive fees	5,917	3,976	18,233	6,415
Interest and other debt expenses	26,275	20,226	77,043	50,883
Administrative services expense	1,621	1,301	4,469	3,996
Other general and administrative expenses	2,494	2,177	6,986	6,748

Total expenses	40,681	36,594	119,703	94,843

Management and performance-based incentive fees waived	—	—	—	—
Performance-based incentive fee offset	—	(87)	(274)	(230)
Expense reimbursements	(403)	(259)	(1,089)	(601)

Net Expenses	$40,278	$36,248	$118,340	$94,012

Net Investment Income	$27,897	$22,637	$86,230	$73,017

Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$(212)	$(462)	$(1,250)	$609
Non-controlled/affiliated investments	—	—	—	—
Controlled investments	—	—	—	—
Foreign currency transactions	12	294	50	(2,506)

Net realized gains (losses)	(200)	(168)	(1,200)	(1,897)

Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(3,484)	(10,210)	(2,104)	(23,180)
Non-controlled/affiliated investments	1,169	(1,548)	1,447	(8,648)
Controlled investments	2,330	1,513	1,536	(25,945)
Foreign currency translations	2,251	3,769	(409)	12,543

Net change in unrealized gains (losses)	2,266	(6,476)	470	(45,230)

Net Realized and Change in Unrealized Gains (Losses)	$2,066	$(6,644)	$(730)	$(47,127)

Net Increase (Decrease) in Net Assets Resulting from Operations	$29,963	$15,993	$85,500	$25,890

Earnings (Loss) Per Share — Basic	$0.46	$0.25	1.31	0.40

Important Information

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The prospectus dated April 12, 2023, which has been filed with the Securities and Exchange Commission (“SEC”), contains this and other information about the Company and should be read carefully before investing. An effective shelf registration statement relating to certain securities of the Company is on file with the SEC. Any offering may be made only by means of a prospectus and any accompanying prospectus supplement. Before you invest, you should read the base prospectus in that registration statement, the prospectus and any documents incorporated by reference therein, which the issuer has filed with the SEC, for more complete information about the Company and an offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

The information in the prospectus and in this announcement is not complete and may be changed. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Past performance is not indicative of, or a guarantee of, future performance. The performance and certain other portfolio information quoted herein represents information as of dates noted herein. Nothing herein shall be relied upon as a representation as to the future performance or portfolio holdings of the Company. Investment return and principal value of an investment will fluctuate, and shares, when sold, may be worth more or less than their original cost. The Company’s performance is subject to change since the end of the period noted in this report and may be lower or higher than the performance data shown herein.

About MidCap Financial Investment Corporation

MidCap Financial Investment Corporation (NASDAQ: MFIC) is a closed-end, externally managed, diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). For tax purposes, the Company has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company is externally managed by Apollo Investment Management, L.P. (the “MFIC Adviser”), an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“Apollo”), a high-growth global alternative asset manager. The Company’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company primarily invests in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which the Company generally defines as companies with less than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. To a lesser extent, the Company may invest in other types of securities including, first lien unitranche, second lien senior secured, unsecured, subordinated, and mezzanine loans, and equities in both private and public middle market companies. For more information, please visit www.midcapfinancialic.com.

About Apollo Senior Floating Rate Fund Inc.

Apollo Senior Floating Rate Fund Inc. (NYSE: AFT) is registered under the 1940 Act as a diversified closed-end management investment company. AFT’s investment objective is to seek current income and preservation of capital by investing primarily in senior, secured loans made to companies whose debt is rated below investment grade and investments with similar economic characteristics. Senior loans typically hold a first lien priority and pay floating rates of interest, generally quoted as a spread over a reference floating rate benchmark. Under normal market conditions, AFT invests at least 80% of its managed assets (which includes leverage) in floating rate senior loans and investments with similar economic characteristics. Apollo Credit Management, LLC, an affiliate of Apollo, serves as AFT’s investment adviser. For tax purposes, AFT has elected to be treated as a RIC under the Code. For more information, please visit www.apollofunds.com/apollo-senior-floating-rate-fund.

About Apollo Tactical Income Fund Inc.

Apollo Tactical Income Fund Inc. (NYSE: AIF) is registered under the 1940 Act as a diversified closed-end management investment company. AIF’s primary investment objective is to seek current income with a secondary objective of preservation of capital by investing in a portfolio of senior loans, corporate bonds and other credit instruments of varying maturities. AIF seeks to generate current income and preservation of capital primarily by allocating assets among different types of credit instruments based on absolute and relative value considerations. Under normal market conditions, AIF invests at least 80% of its managed assets (which includes leverage) in credit instruments and investments with similar economic characteristics. Apollo Credit Management, LLC, an affiliate of Apollo, serves as AIF’s investment adviser. For tax purposes, AFT has elected to be treated as a RIC under the Code. For more information, please visit www.apollofunds.com/apollo-tactical-income-fund.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: future operating results of MFIC, AIF, and AFT, and distribution projections; business prospects of MFIC, AIF, and AFT, and the prospects of their portfolio companies, if applicable; and the impact of the investments that MFIC, AIF, and AFT expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the ability of the parties to consummate one or both of the Mergers contemplated by the Agreement and Plan of Merger among MFIC, AIF and certain other parties thereto and the Agreement and Plan of Merger among MFIC, AFT and certain other parties thereto on the expected timeline, or at all; (ii) the expected synergies and savings associated with the Mergers; (iii) the ability to realize the anticipated benefits of the Mergers, including the expected elimination of certain expenses and costs due to the Mergers; (iv) the percentage of the stockholders of MFIC, AIF, and AFT voting in favor of the applicable Proposals (as defined below); (v) the possibility that competing offers or acquisition proposals will be made; (vi) the possibility that any or all of the various conditions to the consummation of the Mergers may not be satisfied or waived; (vii) risks related to diverting management’s attention from ongoing business operations; (viii) the combined company’s plans, expectations, objectives and intentions, as a result of the Mergers; (ix) any potential termination of one or both merger agreements; (x) the future operating results and net investment income projections of MFIC, AIF, AFT or, following the closing of one or both of the Mergers, the combined company; (xi) the ability of MFIC Adviser to implement MFIC Adviser’s future plans with respect to the combined company; (xii) the ability of MFIC Adviser and its affiliates to attract and retain highly talented professionals; (xiii) the business prospects of MFIC, AIF, AFT or, following the closing of one or both of the Mergers, the combined company and the prospects of their portfolio companies; (xiv) the impact of the investments that MFIC, AIF, AFT or, following the closing of one or both of the Mergers, the combined company expect to make; (xv) the ability of the portfolio companies of MFIC, AIF, AFT or, following the closing of one or both of the Mergers, the combined company to achieve their objectives; (xvi) the expected financings and investments and additional leverage that MFIC, AIF, AFT or, following the closing of one or both of the Mergers, the combined company may seek to incur in the future; (xvii) the adequacy of the cash resources and working capital of MFIC, AIF, AFT or, following the closing of one or both of the Mergers, the combined company; (xviii) the timing of cash flows, if any, from the operations of the portfolio companies of MFIC, AIF, AFT or, following the closing of one or both of the Mergers, the combined company; (xix) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); and (xx) the risk that stockholder litigation in connection with one or both of the Mergers may result in significant costs of defense and liability. MFIC, AIF, and AFT have based the forward-looking statements included in this press release on information available to them on the date hereof, and they assume no obligation to update any such forward-looking statements. Although MFIC, AIF, and AFT undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that MFIC, AIF, and/or AFT in the future may file with the SEC, including the Joint Proxy Statement and the Registration Statement (in each case, as defined below), annual reports on Form 10-K, annual reports on Form N-CSR, quarterly reports on Form 10-Q, semi-annual reports on Form N-CSRS and current reports on Form 8-K.

No Offer or Solicitation

This press release is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this press release is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in MFIC, AIF, AFT or in any fund or other investment vehicle managed by Apollo or any of its affiliates.

Additional Information and Where to Find It

This press release relates to the proposed Mergers and certain related matters (the “Proposals”). In connection with the Proposals, MFIC, AIF, and AFT will file with the SEC and mail to their respective stockholders a joint proxy statement on Schedule 14A (the “Joint Proxy Statement”), and MFIC will file with the SEC a registration statement that includes the Joint Proxy Statement and a prospectus of MFIC (the “Registration Statement”). The Joint Proxy Statement and the Registration Statement will each contain important information about MFIC, AIF, AFT and the Proposals. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. STOCKHOLDERS OF MFIC, AIF, AND AFT ARE URGED TO READ THE JOINT PROXY STATEMENT AND REGISTRATION STATEMENT, AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MFIC, AIF, AND AFT AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov or, for documents filed by MFIC, from MFIC’s website at https://www.midcapfinancialic.com, and, for documents filed by AIF, from AIF’s website at https://www.apollofunds.com/apollo-tactical-income-fund, and, for documents filed by AFT, from AFT’s website at https://www.apollofunds.com/apollo-senior-floating-rate-fund.

Participants in the Solicitation

MFIC, its directors, certain of its executive officers and certain employees and officers of MFIC Adviser and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Proposals. Information about the directors and executive officers of MFIC is set forth in its proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on May 1, 2023. AIF, AFT, their directors, certain of their executive officers and certain employees and officers of Apollo Credit Management, LLC and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Proposals. Information about the directors and executive officers of AFT and AIF is set forth in the proxy statement for their 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2023. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the MFIC, AIF, and AFT stockholders in connection with the Proposals is contained in the Joint Proxy Statement. These documents may be obtained free of charge from the sources indicated above.

Contact

Elizabeth Besen

Investor Relations Manager

MidCap Financial Investment Corporation

212.822.0625

ebesen@apollo.com